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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive proxy statement

[X]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            CNA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                            CNA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (4) Date filed:

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                           CNA FINANCIAL CORPORATION
                       CNA PLAZA, CHICAGO, ILLINOIS 60685
                                ---------------

               Supplement to Proxy Statement Dated March 27, 2001
                 For May 2, 2001 Annual Meeting of Stockholders
                                ---------------

     Due to an error in the printing of Section 4.3 of the CNA Financial Corporation 2000 Incentive Compensation Plan contained in Appendix B to the Proxy Statement dated March 27, 2001, we are providing herewith a corrected
Section 4.3 which appears on pages B-7 through B-10 of Appendix B.

     You may use the proxy card previously supplied to you to vote your shares of common stock. If you have already voted your proxy and you do not wish to change your vote you do not need to do anything more. If you are a stockholder of record and you need another proxy card, please contact our transfer agent, First Chicago Trust Company, P.O. Box 2500, Jersey City, New Jersey 07303-2500, telephone 1-800-446-2617 (inside the United States), 1-201-324-0498 (outside the United States) and 1-201-222-4955 (for the hearing impaired). If you own your CNA Financial Corporation common stock through a bank, broker or other holder of record, contact that entity if you need another proxy card.

                 The date of this Supplement is April 9, 2001.
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                   CORRECTED SECTION 4.3 TO THE CNA FINANCIAL
                  CORPORATION 2000 INCENTIVE COMPENSATION PLAN

     4.3. Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders of the Company approve a change in the general performance measures set forth in this Section 4.3 the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Restricted Executives which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among one or more or any combination of the following performance measures relating to the Company, subsidiary, operating unit or division:

          (a) Earnings (either in the aggregate or on a per-share basis, and if on a per-share basis reflecting such dilution of shares outstanding as the Committee deems appropriate) before or after interest and taxes;


          (b) Net income;* [(as defined below)];

          (c) Net operating income;* [(as defined below)];

          (d) Return measures (including return or net return on assets, net assets, investments, capital, equity, or gross sales);

          (e) Stockholder returns (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time), share price or share price appreciation;

          (f) Cash flow(s);

          (g) Dividends;

          (h) Gross revenues;

          (i) Gross or net premiums written;

          (j) Net premiums earned;

          (k) Net investment income;

          (l) Losses and loss expenses, loss ratios, expense ratios, or combined ratios;

          (m) Underwriting and administrative expenses;

          (n) Operating expenses;

          (o) Stock price;

          (p) Satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

          (q) Expense or cost levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified business units;

          (r) Net economic value;

          (s) Market share or market penetration with respect to specific designated products or product groups;

          (T) CUSTOMER RETENTION GOALS;

          (U) CUSTOMER SATISFACTION GOALS;

*Bracketed type indicates Strike-through text.

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          (V) PRODUCTIVITY IMPROVEMENTS; OR

          (W) ATTAINMENT OF PERSONAL OBJECTIVES WITH RESPECT TO ANY OF THE FOREGOING CRITERIA OR OTHER CRITERIA SUCH AS GROWTH AND PROFITABILITY, LEADERSHIP EFFECTIVENESS, NEGOTIATION OF TRANSACTIONS AND SALES OR DEVELOPMENT OF LONG TERM BUSINESS GOALS.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any business unit thereof, and/or the past or current performance of other companies. IN ESTABLISHING PERFORMANCE GOALS, THE COMMITTEE SHALL ESTABLISH REASONABLE DEFINITIONS OF THE APPLICABLE PERFORMANCE MEASURES, AND SUCH DEFINITIONS MAY PROVIDE FOR ADJUSTMENTS AND MAY INCLUDE OR EXCLUDE ITEMS, INCLUDING BUT NOT LIMITED TO: REALIZED INVESTMENT GAINS AND LOSSES; EXTRAORDINARY, UNUSUAL OR INFREQUENT ITEMS; EFFECTS OF ACCOUNTING CHANGES, CURRENCY FLUCTUATIONS, ACQUISITIONS, DIVESTITURES, RESERVE STRENGTHENING, ASBESTOS AND ENVIRONMENTAL AND MASS TORT LOSSES, OR FINANCING ACTIVITIES; EXPENSES FOR RESTRUCTURING OR PRODUCTIVITY INITIATIVES AND OTHER NON-OPERATING ITEMS.


   *[For purposes of this Section 4.3, "Net Income" shall mean net income to be reported to stockholders in the Company's annual report and "Net Operating Income" shall mean Net Income adjusted to exclude all realized capital gains (or losses) other than those related to a disposal of a segment of the business (in whole or in part) or sale of a Subsidiary, net of tax. In addition, the following items may also be excluded: (i) items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a change in accounting principles, all as determined in accordance with standards established by opinions No. 20 and 30 of the Accounting Principles Board, as amended; (ii) restructuring charges of Subsidiaries whose operations are not included in Net Income; and (iii) profit or loss attributable to the business operations of any entity acquired during the year. However, the Committee shall have authority to exercise negative discretion in determining the amount of gain to be included as the result of the disposal of a segment of the business (in whole or in part) or the sale of a Subsidiary.]

     The Committee shall have the discretion to adjust the Awards and the determinations of the degree of attainment of the pre-established performance goals; provided, however, the Awards which are designed to qualify for the Performance-Based Exception, and which are held by Restricted Executives, may not be adjusted upward. The Committee, however, shall retain the discretion to adjust any Awards downward, except to the extent otherwise provided in the Award Agreement or in a previously executed agreement between the Company and the Grantee.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant or pay Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants or payments without satisfying the requirements of Section 162(m) of the Code.

*Bracketed type indicates Strike-through text.

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